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                                                                 Exhibit 3.1.2

Microfilm Number________   Filed with the Department of State on August 24, 1999
                                                                 ---------------

Entity Number    2626700                        /s/ Kim Pizzingrilli
                 -------                       ------------------------------
                                                Secretary of the Commonwealth




               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)




         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:



1.  The name of the corporation is:  USABanc.com, Inc.


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a)  1535 Locust Street, Philadelphia,       Philadelphia      PA     19102
         Number and Street                        City            State    Zip
         County


    (b) c/o:
         Name of Commercial Registered Office Provider
          County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.


3.  The statute by or under which it was incorporated is:  15 Pa.C.S.ss.1306


4.  The date of its incorporation is:   March 13, 1995


5. (Check, and if appropriate complete, one of the following):



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              _X_ The amendment shall be effective upon filing these Articles of
Amendment in the Department of State.


              ___ The amendment shall be effective on: ______________________ at
______________

                                                                 Date
                  Hour
6.  (Check one of the following):


              ___ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).


              _X_ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).


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7.  (Check, and if appropriate complete, one of the following):


              _X_ The amendment adopted by the corporation, set forth in full, is as follows:


                  1.  The name of the corporation is: USABancShares, Inc.



              ___ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.



 .  (Check if the amendment restates the Articles):


              ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.





         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this _______ day of August, 1999.




                                        USABanc.com, Inc.



                                        By:   /s/ Kenneth L. Tepper
                                             ----------------------------
                                             Kenneth L. Tepper, President